Exhibit 99.7

May 16, 2023

noco-noco Pte. Ltd.

4 Shenton Way

#04-06 SGX Centre 2, Singapore

and

Prime Number Holding Limited (to be renamed as noco-noco Inc.)

4 Shenton Way

#04-06 SGX Centre 2, Singapore

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

We, Frost & Sullivan Limited, understand that Prime Number Holding Limited (to be renamed as noconoco Inc. upon consummation of the business combination), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”) plans to file a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the proposed business combination among the Company, PubCo and Prime Number Acquisition I Corp., a corporation incorporated under the laws of the State of Delaware (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by PubCo, including, without limitation, filings on Form 20- F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of PubCo and the Company and their subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, and (vi) in other publicity and marketing materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by PubCo for the use of our Reports, statements, data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of

Frost & Sullivan Limited

/s/ Terry Tse

Name: Terry Tse

Title: Consulting Director